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                            DATE: 12 JANUARY 1999



                                                                 Exhibit 10.48




                             AGREEMENT BETWEEN

                CABLE & WIRELESS COMMUNICATIONS SERVICES LIMITED

                                   AND

                STARTEC GLOBAL COMMUNICATIONS CORPORATION

                               RELATING TO

                BACKHAUL CONNECT & ACCESS CONNECT SERVICES




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THIS AGREEMENT is made 12 January 1999
BETWEEN

1. CABLE & WIRELESS COMMUNICATIONS SERVICES LIMITED whose registered office is at Caxton Way, Watford Business Park, Watford, Hartfordshire WD:BXH ("C&W")

    and

2. STARTEC GLOBAL COMMUNICATIONS CORPORATION whose registered office is at 10411 Motor City Drive, Bethesda, Maryland 20817, USA ("the Customer")

IT IS AGREED:

I.  DEFINITIONS

1. In these terms the words and expressions listed below shall have the following meanings:

    "Act" the Telecommunications Act 1984 as amended or modified from time to time;

    "Agreement"                   this agreement made between the Customer and
                                  C&W for the Services including the Schedules;

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    "Associated Company"          C&W's ultimate holding company or any
                                  subsidiary thereof as defined by Sections
                                  736 and 736A of the Companies Act 1985 or other affiliated company;

    "C&W" Cable & Wireless Communications Services Limited as agent for Associated Companies including those which hold the License relevant to the supply of Services;

    "Customer Location"           the premises of the Customer to which the
                                  Services may be provided;

    "Initial Period"              a period referred to as such and stated in
                                  Schedule 1 commencing on the Services
                                  Commencement Date;

    "License"                     the license granted to the Customer under
                                  Section 7 of the Act (and any supplements or amendments to this license from time to time);

    "Network"                     the telecommunication system(s) used by C&W
                                  for the provision of Services;

    "Non-recurring Charges"       the Non-recurring charges payable by the
                                  Customer in connection with the Services as specified in Schedule 1;

    "Normal Working Hours"        the working hours which C&W normally
                                  operate, as set out in its Services
                                  Literature or other applicable document;

    "Recurring Changes"           the recurring charges payable in connection
                                  with the Services as set out in Schedule 1;

    "Services"                    telecommunication Services as specified in
                                  Schedule 1;

    "Service Commencement         the date on which a Service is tested and
     Date"                        ready for use, of if earlier, the date on
                                  which the Customer first uses the Services;

    "Services Equipment"          equipment, including any multiplexer
                                  telecoms apparatus, communicator channel or software embodied therein, to be installed at the Customer Location by C&W in order to make available Services to the Customer;

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     "Services Literature":        any brochure, customer guide, description or
                                   instructions as current from time to time published by C&W in connection with the provision of Services;

     "Services Support":           Services support in relation to Services
                                   Equipment;

     "System":                     the system which C&W operate to provide
                                   certain of the Services;

1.2 In these terms any undertaking by either party not to do any act or thing shall be deemed to include an undertaking not to permit or suffer the doing of that act or thing.

1.3 In these terms the expressions "The Customer" and "C&W" shall include their respective successors and permitted assigns and their respective employees and agents.

1.4 In the event of a conflict or inconsistency between the main clauses of this Agreement and Schedule 1, Schedule 1 shall prevail over the main clauses of this Agreement.

2:   DURATION

     This Agreement shall come into force immediately and shall continue until terminated in accordance with Clause 7 below.

3:   PROVISION AND USE OF SERVICES

3.1  C&W shall provide the Services from the Services Commencement Date.

3.2 The Customer shall only use the Services in accordance with such conditions as C&W may notify the Customer in writing from time to time and/or in accordance with the relevant provisions of the Act, the Licence, any direction of the Director General of Telecommunications or other competent authority and any licence granted thereunder which governs the running of a telecommunication system.

4:   PROVISION OF INFORMATION

4.1 The Customer will promptly provide C&W (free of charge) with all information and co-operation which C&W may reasonably require from time to time to enable C&W to proceed uninteruptedly with the performance of its obligations under the Agreement.

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4.2  The Customer will inform C&W promptly of any change of address, telephone numbers or any other details which the Customer originally provided to C&W.

4.3 In order for C&W to investigate abuse of the Network, the Customer will co-operate in allowing C&W to examine any records relating to the use of the Services or the equipment connected to it.

5.   CHARGES

     In consideration of the provision of the Services the Customer shall pay to C&W as applicable:

     -    Non-recurring Charges and

     -    Recurring Charges

6.   PAYMENT

6.1  Non-recurring Charges shall be payable when incurred.

6.2 Recurring Charges shall be payable quarterly in advance. Between the Services Commencement Date and the start of the first billing period a proportionate part of the Recurring Charges shall be payable calculated on a pro rata daily basis.

6.3 Payment of all sums due under the Agreement shall be made within thirty days of the date of the relevant invoice.

6.4 Payment of all sums due under the Agreement shall be made by direct debit (on completion of an appropriate mandate), cheque or such other method as C&W may reasonably specify from time to time and payment of all such sums shall be made in full (without any set-off, deduction or withholding whatsoever)

6.5 Without prejudice to its other rights, C&W reserve the right to charge daily interest on all outstanding amounts at the rate equal to 4% per annum above the National Westminster Bank PLC Base Lending Rate as current from time to time. Interest shall continue to accrue notwithstanding termination of the Agreement for any cause whatsoever.

6.6 Charges are exclusive of Value Added Tax ("VAT"), and any other taxes applicable from time to time, which the Customer shall pay.

7.   TERMINATION

7.1 The Customer shall be entitled to terminate a Service by giving C&W not less than three months' prior written notice to take effect at the end of the Initial Period for that Service or at any time thereafter. The Agreement shall terminate when the last of the Services is terminated.

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7.2 Without prejudice to its other rights, the Customer may terminate the
    Agreement on giving written notice to C&W, taking immediate effect, if C&W is in breach of a material obligation under the Agreement and fails to remedy the breach within 30 days after receipt of a written notice of termination giving full particulars of the breach.

7.3 C&W shall be entitled to terminate a Service by giving the Customer not less than three months' prior written notice to take effect at the end of the Initial Period for that Service or at any time thereafter. The Agreement shall terminate when the last of the Services is terminated.

7.4 Without prejudice to its other rights, C&W may terminate the Agreement on giving 30 days written notice to the Customer if:

    (a) a receiver or administrative receiver is appointed of any of the Customer's assets or undertaking or a resolution or petition to wind the Customer up is passed or presented (otherwise than for the purpose of reconstruction or amalgamation) or if any circumstances arise which entitle the court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding up petition or make a winding up order; or

    (b) the Customer fails to make any payment when it is due under the Agreement; or

    (c) the Customer defaults in due performance or observance of any material obligation under the Agreement and (in the case of a remediable breach) fails to remedy the breach within such reasonable time as C&W specify; or

    (d) C&W is directed by the Director General of Telecommunications or other competent authority to cease to provide or allow the provision of the Services.

8.  CONSEQUENCES OF TERMINATION

8.1 On termination of the Agreement; all outstanding charges shall be payable by the Customer including any cancellation charges.

8.2 Upon termination of the Agreement for any reason the Customer shall:

    (a)  forthwith cease to use the Services; and
    (b) where applicable, permit or procure permission for C&W to gain access to the Customer Locations during its Normal Working Hours for the purpose of removing any Services Equipment. If the Agreement is terminated by reason of its breach the Customer shall pay for the cost of removal.

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9.   SUSPENSION OF SERVICES

9.1 C&W may at its sole discretion suspend immediately the provision of Services until further notice on notifying the Customer either orally (confirming such notification in writing) or in writing if:

     (a) C&W is entitled to terminate the Agreement in accordance with clause 7.4, or

     (b) C&W is instructed or requested to do so by Government, at emergency Services organisation, or other competent authority.

9.2 Any suspension of Services shall not exclude C&W's right subsequently to terminate the Agreement.

10.  COPYRIGHT IN DOCUMENTS

Copyright in all documents, drawings and information supplied to the Customer in connection with the Agreement shall remain vested in C&W or the copyright owner. Such documents, drawings and information shall not be copied, disclosed or used (except for the purpose for which they were supplied) without its prior written consent.

11.  INFRINGEMENTS

11.1 C&W shall indemnify the Customer against all proceedings arising from infringement (or alleged infringement) of any patent, design, copyright or other intellectual or industrial property right enforceable in the United Kingdom by reason of the Customer's use or possession of equipment which C&W has supplied. As a condition of this indemnity the Customer shall:

     (a)  notify C&W promptly in writing of any allegation of infringement;
          and
     (b)  make no admission relating to the infringement; and
     (c) allow C&W to conduct and settle all negotiations and proceedings and give C&W all reasonable assistance.

11.2 If at any time an allegation of infringement of patent, design, or copyright is made. C&W may at its own expense modify the equipment so as to avoid the infringement or may replace the equipment with non-infringing equipment.

11.3 The indemnity in clause 11.1 does not apply to infringements occasioned by:

     (a)  any modification to the equipment which C&W did not authorise; or

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     (b)  use of the equipment in combination with other equipment and/or software which C&W did not supply; or

     (c)  designs or specifications made by or to the Customer's order; and

     the Customer shall indemnify C&W against all liability, claims, damage, loss or proceedings howsoever arising from or in any way connected with any such infringement.

12:  WARRANTY/LIMITATION OF LIABILITY

12.1 C&W shall provide the Services using reasonable care and skill.

12.2 Except as expressly provided in the Agreement, C&W shall have no other obligation, duty or liability whatsoever in contract, tort or otherwise to the Customer.

12.3 C&W shall not be liable to the Customer in contract, tort or otherwise including any liability for negligence or for breach of statutory duty for:

     (a) any loss of revenue, business, contracts, anticipated savings, or profits; or

     (b)  any indirect or consequential loss, howsoever arising.

12.4 In clause 12.3 "anticipated savings" means any expense which the Customer expects to avoid incurring or to incur in a lesser amount than would otherwise have been the case by reason of using the Services.

12.5 C&W's aggregate liability in contract, tort or otherwise, including negligence, howsoever arising out of or in connection with the performance of its obligations under the Agreement shall be limited to L1,000,000 in respect of any one incident, or L2,500,000 in respect of any series of incidents arising from a common cause in any twelve month period.

12.6 Nothing in this contract shall limit C&W's liability for death or personal injury resulting from its negligence or the negligence of its employees while acting in the course of their employment or any other liability to the extent that it cannot be limited by law.

13:  BACK-UP POWER AND LIGHTNING PROTECTION

13.1 Backup-power with sufficient capacity to conform to the stand-by requirement of the relevant British Standards is needed if the Services, including the provision of access to emergency Services, are required to continue uninterrupted in the event of a power failure in the principal power supply.


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13.2 If C&W so require, the Customer shall install at its own expense, by a date specified by C&W, externally mounted equipment for lightning protection at the customer premises.

14:  DELIVERY AND INSTALLATION OF THE SERVICES EQUIPMENT

     C&W shall deliver the Services Equipment to and install it at the Customer Location.

15:  MODIFICATIONS TO THE SERVICES EQUIPMENT

     C&W may modify or replace the Services Equipment provided that it does not detract from or impair the overall performance or operation of the Services.

16:  PREPARATION OF THE CUSTOMER LOCATION

     The Customer shall at all times provide a secure electricity power supply as well as suitable accommodation and environmental conditions for the Services Equipment. C&W shall specify in advance and the Customer will implement at its reasonable expense all preparations necessary for the delivery and installation of the Services Equipment.

17:  CONSENTS

17.1 The Customer confirm that in respect of the Customer Location the Customer are (i) the occupier and (ii) the owner of the freehold or of a lease for a term of at least 12 months and the Customer agree that:

     (a) C&W may carry out works in connection with the installation maintenance adjustment repair or alteration of the Services Equipment and Apparatus;

     (b) C&W may keep the Services Equipment installed at the Customer Location; and

     (c) C&W and its representatives may have reasonable access to the Customer Location for the above purposes and to inspect the Services Equipment and Apparatus and the Customer will obtain all permissions, licenses and consents from third parties which are necessary or desirable for the supply of the Services. This provision shall remain in full force and effect notwithstanding termination of this Agreement until such time as C&W have removed all Services Equipment from the Customer Location and/or the building.

17.2 C&W will normally carry out the delivery and installation of Services Equipment during its Normal Working Hours but may, on reasonable notice, require the Customer to provide access at other times. At the Customer's request, C&W may agree to work outside its Normal Working Hours and if the work could be carried


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     out during its Normal Working Hours the Customer shall pay C&W's reasonable charges for complying with such request.

18:  USE OF THE SERVICES EQUIPMENT

     The Customer shall be responsible for the safe use of the Services Equipment after delivery to the Customer Location and in particular (but without limitation) the Customer shall:

     (a) house and use the Services Equipment in accordance with its Services Literature or such other written instructions as C&W may notify to the Customer from time to time;

     (b) keep the Services Equipment at the Customer Location and stationary at all times;

     (c) not add to, modify, or in any way interfere with or impair the performance of the Services Equipment;

     (d) not remove, tamper with or obliterate any words or labels on the Services Equipment or any part of it, including, without limitation, any identification mark(s) showing that it is C&W's property;

     (e) permit C&W to inspect or test the Services Equipment at all reasonable times and to disconnect and remove the Services Equipment when the Services is terminated.

19:  OWNERSHIP AND RESPONSIBILITY FOR SERVICES EQUIPMENT

     C&W shall retain title to the Services Equipment at all times. On all occasions when the ownership of the Services Equipment is relevant, the Customer shall make third parties aware that the Services Equipment is C&W's property. The Customer shall:

     (a) be responsible for the Services Equipment whilst it is in its custody and shall be liable for any loss or damage to the Services Equipment (except in so far as it can be shown that any such loss or damage is attributable to C&W's negligent act or omission). The Customer shall notify C&W immediately of any loss or damage;

     (b) at C&W's request, produce evidence satisfactory to C&W that the Customer has effected and is maintaining suitable insurance in respect of all relevant risks relating to the Services and if any payment is made under a policy in relation to the Services Equipment. The Customer shall pay this amount to C&W;

     (c) not permit or suffer any execution or distress to be levied or used against the Services Equipment or permit or suffer the Services Equipment to be seized under or affected by any distress, execution, or other legal process;


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     (d)  not attempt to let, sell, charge or otherwise deal with the
          Services Equipment in a manner prejudicial to C&W's rights therein.

20:  SERVICES SUPPORT

20.1 If the Customer detects a defect in the performance of Services the Customer shall notify C&W of the nature of the defect and shall request Services Support to be provided. Any such notification and request shall be made by telephone to C&W's customer Services.

20.2 Subject to any obligations imposed by the License, C&W shall use its reasonable endeavours to report either to the Customer Location, or the location at which C&W determine the cause of the reported fault is located or, where appropriate, to attend to the fault at a point remote from the location of the fault, as soon as reasonably practicable.

20.3 If C&W identify a fault in the Services Equipment C&W shall either repair or replace the faulty Services Equipment or any part of it as soon as reasonably practicable.

20.4 If C&W need to carry out Services Support at the Customer Location, C&W shall, where it is reasonably practicable, carry out such maintenance at a time previously agreed with the Customer. If it is not reasonably practicable for a prearranged time to be agreed or in the absence of agreement C&W shall be entitled to carry out the Services Support on notifying the Customer either orally (confirming such notification in writing) or in writing. C&W may interrupt Services in order to provide Services Support but shall use reasonable endeavours to ensure minimum disruption to the Services and in any event shall ensure that the Customer are given the maximum period of warning practicable in the circumstances.

21:  NOTICES

21.1 Any notices to be given under the Agreement shall, unless otherwise expressly stated, be in writing and shall be given by sending the same by first class post or facsimile transmission to the party's address stipulated in the Agreement or such other address as may be designated in writing from time to time or, if no such address is stipulated or designated, then to the registered office of that party.

21.2 Any notice sent by first class post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered two days after its dispatch. Any notice given by facsimile transmission shall be deemed to have been delivered on the next working day following transmission, provided that the sender has confirmation of transmission.


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22:  ASSIGNMENT/SUBCONTRACTING

22.1 The Customer shall not assign or delegate all or any of its rights and obligations under the Agreement without C&W's prior written consent, such consent not to be unreasonably withheld.

22.2 C&W shall have the right to assign or transfer all or any of its rights and obligations under the Agreement to an Associated Company on notification to the Customer.

22.3 Subject to clause 22.2, C&W shall not assign or delegate all or any of its rights and obligations under the Agreement without the Customer's prior written consent, such consent not to be unreasonably withheld.

23:  FORCE MAJEURE

     Neither party shall be liable to the other under the Agreement, for any loss or damage which may be suffered by the other party due to any cause beyond the first party's reasonable control including without limitation any act of God, inclement weather, failure or shortage of power supplies, flood, drought, lightning or fire, strike, lock-out, trade dispute or labour disturbance, the act or omission of Government, highways authorities, other telecommunications operators or administrations or other competent authority, the obstruction by a third party of line of sight between microwave installations, war, military operations, acts of terrorism or riot, difficulty, delay or failure in manufacture, production or supply by third parties of the Services Equipment.

24:  ENTIRE AGREEMENT

24.2 The Agreement represents the entire understanding between the Customer and C&W in relation to its subject matter and supersedes all prior agreements understandings or arrangements made by either party, whether oral or written.

24.2 Any terms and conditions (including dates) on any purchase order or other document whatsoever which the Customer issue in connection with the Agreement shall not be binding on C&W nor be used to interpret the Agreement.

24.3 Each party acknowledges that it is not entering into this Agreement in reliance on any representation of the other except those contained in this Agreement and in the event of misrepresentation (other than fraudulent misrepresentation) the only remedy available shall be a claim for breach of contract.

25:  MODIFICATION


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25.1 C&W shall have the right by notice in writing to the Customer to modify the Agreement at any time so as to comply with any regulations or other requirement applicable to or imposed upon C&W under the Licence or by any competent authority.

25.2 Except as stated in clauses 25.1 the Agreement may only be modified if such modification is in writing and signed by a duly authorised representative of such party.

26:  NO WAIVER

     Failure by either party to exercise or enforce any right conferred by the Agreement shall not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement thereof or of any other right on any later occasion.

27:  SEVERABILITY

     If any provision of the Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect any other provisions and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.

28:  GOVERNING LAW

     The Agreement shall be governed by and construed and interpreted in accordance with English law, and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

AS WITNESS this Agreement has been signed by or on behalf of the parties the day and year first before written.

Signed by
duly authorised signatory for and on behalf of CABLE & WIRELESS COMMUNICATIONS
SERVICES LIMITED

/s/ Nick Jeffery
-------------------
    Nick Jeffery
    13/1/99

Signed by
duly authorised signatory for and on behalf of STARTEC GLOBAL COMMUNICATIONS CORPORATION

/s/ [illegible]
-------------------
    [illegible]
    Jan 13, 99


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                                   SCHEDULE 1

1.    BACKHAUL CONNECT

1.1   SERVICES DEFINITION

The Backhaul Connect offering comprises:

- a diverse path (the "Primary Path") from C&W's IDTC to the cable station.

- where it is available, a single path (the "Secondary Path") from C&W's IDTC to the restoration cable. Data rates supported are from 2.048Mbit/s to
STM-1s(155Mbit/s).

1.2   SERVICES DETAILS

      Cable System:         FLAG

      Cable Station:        PORTHCURNO/LANDS END

      IDTC:                 THAMESSIDE

      Capacity:             2MBITS

      Initial Period:       FOR THE LIFETIME OF FLAG CABLE SYSTEM

- Is restoration available?  YES

- If YES, is the requirement for

  (1) Less than 1 STM-1? YES. if so, the Customer is obliged to take restoration.

  (2) 1 STM-1 or more? NO. If so, the Customer: [does/does not] require restoration.

1.3   CHARGES

Primary Path Rental - Recurring Charge; N/A

Restoration Path Charges: -pound sterling-3.79 per km per annum (Restoration up to 45 days per year)
Minimum Charged Distance: 50km
Total Restoration Charge: -pound sterling-189.50 per annum

An additional charge will be applied as follows if more than 45 days restoration during the year is necessary: -pound sterling-0.085 per km per day. This will come into effect following the services commencement date or in any subsequent year.

Connection - Non-recurring Charge: N/A
Non-recurring charge - Backhaul IRU: -pound sterling- 54,200

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2.    ACCESS CONNECT

2.1   SERVICES DEFINITION

The Access Connect Services provides connectivity from the Customer Location to the IDTC. It can be requested as PDH/SDH. For SDH, there is the optiion of single or diverse fibres. Data rates to be supported are: 2Mbps; 8Mbps; 24Mbps; 45Mbps; 140Mbps; 155Mbps.

2.2   SERVICES DETAILS

      - IDTC: THAMESSIDE

      - Customer location: 65 CLIFTON STREET, LONDON EC2N 4YE

      - Capacity: 2MBITS

      - Initial Period: LIFETIME OF FLAG CABLE SYSTEM

      - PDH/SDH: SDH

      - Diverse Routing? NO

      - Cross-connects? NO

2.3   CHARGES

      Instalation Charge: -pound sterling-550 One-off.

      Annual Rental Recurring Charge: -pound sterling-2,778 per annum


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